As filed with the Securities and Exchange Commission on April 2, 2008
Registration No. 333-126161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TREEHOUSE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2311383 (I.R.S. Employer Identification No.)

Two Westbrook Corporate Center, Suite 1070 Westchester, Illinois (Address of Principal Executive Offices)	60154 (Zip Code)
TreeHouse Foods, Inc. Equity and Incentive Plan
(f/k/a TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan)
(Full title of the Plan)
Thomas E. O’Neill, Esq.
Senior Vice President, General Counsel and Chief Administrative Officer
TreeHouse Foods, Inc.
Two Westbrook Corporate Center, Suite 1070
Westchester, Illinois 60154
(Name and address of agent for service)
(708) 483-1300
(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
     On February 16, 2007, the Compensation Committee of the Board of Directors of TreeHouse Foods, Inc., a Delaware Corporation (the “Registrant”) recommended and the Registrant’s Board of Directors approved, the amendment and restatement of the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan (n/k/a the TreeHouse Foods, Inc. Equity and Incentive Plan) (the “Plan”). The Registrant’s stockholders subsequently approved the amendment and restatement of the Plan on April 19, 2007. The purpose of the amendment and restatement was, among other things, to increase the maximum number of shares of common stock of the Registrant reserved thereunder by 1,260,000 shares, from 4,750,167 to 6,010,167. The Plan was also later amended on August 3, 2007 (the “Plan Amendment”). The text of the Plan and the Plan Amendment are set forth as Exhibit 4.7 and Exhibit 4.8 hereto, respectively.
     This Post-Effective Amendment (this “Amendment”) on Form S-8 amends the Registration Statement on Form S-8 filed on June 28, 2005 (file number 333-126161).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
     The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.7	TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated as of February 16, 2007 (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A dated February 27, 2007)

4.8	Amendment to TreeHouse Foods, Inc. Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, Illinois, on the 2nd day of April, 2008.

TREEHOUSE FOODS, INC.
By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
Senior Vice President, General Counsel and Chief Administrative Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sam K. Reed Sam K. Reed	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	April 2, 2008

/s/ Dennis F. Riordan Dennis F. Riordan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2008

/s/ George V. Bayly George V. Bayly	Director	April 2, 2008

/s/ Diana S. Ferguson Diana S. Ferguson	Director	April 2, 2008

/s/ Gregg L. Engles Gregg L. Engles	Director	April 2, 2008

/s/ Frank J. O’Connell Frank J. O’Connell	Director	April 2, 2008

/s/ Gary D. Smith Gary D. Smith	Director	April 2, 2008

/s/ Terdema L. Ussery, II Terdema L. Ussery, II	Director	April 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.7	TreeHouse Foods, Inc. Equity and Incentive Plan, as amended and restated as of February 16, 2007 (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A dated February 27, 2007)

4.8	Amendment to TreeHouse Foods, Inc. Equity and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2007)